UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2012

Andatee China Marine Fuel Services Corporation

(Exact name of registrant as specified in its charter)

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Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Baoan Mansion, Suite 2303, #800 Road Dongfang, District Pudong, City of Shanghai

People’s Republic of China

(Address of Principal Executive Office) (Zip Code)

011 (8621) 5015 2581

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 23, 2012, Andatee China Marine Fuel Services Corporation (the “Company”) held its Annual Shareholder meeting at its offices in Shanghai, PRC. The shareholders approved the following proposals:

Proposal 1 - Election of Directors. The shareholders re-elected An Fengbin, Francis N.S. Leong, Yudong Hou, Wen Tong and Wen Jiang as directors of the Company to hold office until the next annual meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below:

Nominee	Votes for	Votes Against	Broker
		or Withheld	Non-votes

An Fengbin	5,524,383	31,973	1,329,367
Francis N.S. Leon	5,398,158	158,198	1,329,367
Wen Tong	5,525,758	30,598	1,329,367
Wen Jiang	5,524,471	31,885	1,329,367
Yudong Hou	5,525,758	30,598	1,329,367

Proposal 2 - Ratification of Auditors. Shareholders also voted to ratify the appointment of Dazskal Bolton, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012 with 6,777,758 shares voting for and 107,965 shares voting against the Proposal (with no votes abstaining). As previously reported in the Company’s Current Report on Form 8-K, effective October 20, 2012, Daszkal ceased its services as the Company’s independent auditors. The Company is continuing its search of a replacement independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Haipeng Wang
Haipeng Wang, Chief Financial Officer

Date: October 26, 2012